Profire Energy Announces the Acquisition of Midflow Services, LLC
Purchase Enhances PFIE’s Burner Management System Solutions
and Adds to Industry Expertise

LINDON, Utah, August 6, 2019 (GLOBE NEWSWIRE) -- Profire Energy, Inc. (NASDAQ: PFIE), a technology company (“Profire Energy” or the “Company”), which creates, installs and services burner and chemical management solutions in the oil and gas industry, today announced that the Company entered into a definitive agreement (the “Agreement”) to acquire all the outstanding membership interests of Midflow Services, LLC (“Midflow”) from its members (the “Sellers”). The Agreement contains customary representations, warranties, covenants and indemnification provisions. The transaction closed concurrently with the signing of the Agreement on August 5, 2019. As a result of the transaction, Midflow became Profire Energy’s wholly owned subsidiary.

Midflow Services was a privately-held company based in Millersburg, Ohio, that designs, builds, and services burner control, production process, and safety shut-down systems for the oil and gas industry.  Specializing in upstream and midstream oil and gas production equipment, Midflow has established its place in the oil field service market by providing top-quality solutions, products and services.

“We are extremely pleased to announce the acquisition of Midflow Services,” said Brenton W. Hatch, President and CEO of Profire Energy.  “Much like Profire, Midflow has established an unmatched reputation of expertise and reliability. Acquiring Midflow and its current team –– which has over 65 years of combined oil and gas experience –– serves to further enhance Profire’s position as the industry leader in service and technology.”

“Midflow has been one of Profire’s most prominent authorized service providers and product resellers for years,” stated Cameron Tidball, Chief Business Development Officer for Profire Energy.  “This acquisition represents a significant step in our strategic path to strengthen our market position, as well as expand our current and future product offerings to upstream and midstream operators.”

The Company paid a total purchase price of $3.4 million, including $1.9 million paid in cash to the Sellers at closing, $500,000 placed in a one-year escrow to secure the Sellers’ post-closing obligations to the Company, and the issuance of $1 million in restricted shares of the Company’s common stock to the Sellers (calculated based on the common stock’s closing price on August 2, 2019). The purchase price is also subject to adjustment based on Midflow’s working capital at closing. The acquisition is expected to add between $2.5 million and $3.5 million to the Company’s annual revenues.

For more information regarding Midflow, its highlighted product and service offerings, and this acquisition, please refer to http://www.profireenergy.com/MFS/investors or contact Profire at ir@profireenergy.com.

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards and enhanced margins with their energy production processes, Profire Energy's burner management, and chemical injection systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Victoria, Texas; Homer, Pennsylvania; Greeley, Colorado; and Spruce Grove, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements.
Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the expected benefits to the Company of the acquisition of Midflow, including strengthening the Company’s market position and its expected increase in revenues from the acquisition. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
214-872-2710